Exhibit 10.1

AMENDMENT TO
MASTER CREDIT FACILITY AND CONSENT AND WAIVER AGREEMENT

This Amendment to Master Credit Facility and Consent and Waiver Agreement (this “Amendment”) is made as of the 10th day of August, 2016, by and among PROFESSIONAL DIVERSITY NETWORK, INC., a Delaware corporation (“PDN”), NAPW, INC., a Delaware corporation and wholly-owned subsidiary of PDN (“NAPW”), NOBLE VOICE LLC, a Delaware limited liability company and a wholly-owned subsidiary of PDN (“Noble”), COMPLIANT LEAD LLC, a Delaware limited liability company and a wholly-owned subsidiary of PDN (“Compliant”), and WHITE WINSTON SELECT ASSET FUNDS, LLC, a Delaware limited liability company (“WWSAF” or the “Lender”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement (defined below).

PDN, NAPW, Noble and Compliant are collectively referred to herein as the “Borrower,” and PDN, NAPW, Noble and Compliant shall be jointly and severally liable for all obligations of the Borrower set forth herein.  All references herein to the Borrower refer to PDN, NAPW, Noble and Compliant, unless otherwise explicitly provided or required by the context.

Background

A	The Lender made a loan to the Borrower in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) pursuant to a Master Credit Facility, dated as of March 30, 2016, by and among the Borrower and the Lender (the “Loan Agreement”). The terms of the Loan are set forth in that certain Promissory Note, dated June 30, 2016, made by the Borrower in favor of the Lender (the “Note”).

B	In partial consideration for WWSAF’s agreement to extend the loan to the Borrower pursuant to the Loan Agreement (the “Credit Facility”), the Borrower issued to WWSAF (a) a warrant (the “Fixed $0.25 Warrant”) to purchase up to 1,000,000 shares of the PDN’s common stock with an exercise price of $0.25 per share, (b) a warrant (the “Pro Rata Warrant”) to purchase up to 1,750,000 shares of PDN’s common stock with an exercise price of $0.25 per share and (c) a warrant (the “Fixed $2.50 Warrant” and together with the Fixed $0.25 Warrant and the Pro Rata Warrant, the “Warrants”), to purchase up to 1,000,000 shares of PDN’s common stock with an exercise price of $2.50 per share.

C	The Borrower is negotiating a financing transaction with Cosmic Forward Limited, a Republic of Seychelles company (the “Investor”), pursuant to which the Investor would acquire approximately fifty-one percent (51%) of PDN’s outstanding shares of common stock on a fully-diluted basis, after giving effect to the Tender Offer described below for an aggregate gross purchase price of approximately $20.5 million, assuming no exercise by an existing shareholder of his right of co-sale (the “Financing”).

D	In connection with the Financing, PDN intends to conduct a partial issuer tender offer to purchase shares of its common stock at a purchase price (the “Tender Price”) equal to the per share consideration paid by the Investor in the Financing (the “Tender Offer”).

E	Section 5.9 of the Loan Agreement provides that PDN may not repurchase or agree to repurchase any shares of PDN common stock without the consent of WWSAF. In addition, under the Board Representation Agreement, WWSAF has the right to participate in any offering of securities by PDN and the right to nominate candidates to PDN’s Board of Directors under the circumstances set forth in the Board Representation Agreement.

F	In furtherance of the Financing, the Borrower has requested that the Lender consent to the Financing and the transactions contemplated thereby and agree to waive, terminate or modify certain of the Lender’s rights under the Loan Documents, and the Lender is willing to do so subject to the terms and conditions below.

N O W ,  T H E R E F O R E ,

In consideration of the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

Section 1.  Consent and Waiver.  Subject to the terms and conditions herein, WWSAF hereby:

(a)	consents to the Financing for all purposes under the Loan Agreement, including PDN’s repurchase of PDN common stock in the Tender Offer contemplated by the Financing;

(b)	waives any rights it may have with respect to the Financing, including its right to participate in the Financing pursuant to Section 4 of the Board Representation Agreement, from the date hereof until the earliest of (a) the termination and payoff of the Loan Agreement as set forth in Section 5 below, (ii) the termination or consumation of the Financing or (c) January 5, 2017 (the “Expiration Date”); and

(c)	waives its rights to representation on PDN’s Board of Directors pursuant to the Board Representation Agreement from the date hereof until the Expiration Date.

Section 2.  Confirmation of Outstanding Obligations; Enforceability.  The Lender and the Borrower agree and confirm that the amount due under the Loan Documents as of the date of this Amendment is One Million Six Hundred Thirty-Two Thousand, Two Hundred Forty-Two and 64/100 ($1,632,242.64) (the “Current Balance”), inclusive of the outstanding principal balance and accrued but unpaid interest, monitoring and consulting fees, and other costs, fees and expenses. The Borrower acknowledges that the Loan Documents are enforceable in accordance with their terms and that the Current Balance is an enforceable obligation of the Borrower.

Section 3.  No Defaults.  The Borrower represents and warrants to the Lender that no default or Event of Default exists under any of the Loan Documents.

Section 4.  No Obligation to Make Further Advances.  The Borrower agrees that in partial consideration of the waivers and consents granted herein, the Lender shall have no obligation to make additional advances under the Note from and after the date hereof.

Section 5.  Payoff; Termination of Credit Facility.  On or before the closing of the Financing, the Borrower shall pay to the Lender all amounts due under the Loan Documents on the date of such payment (the “Payoff Amount”). Upon receipt of the Payoff Amount, the Note shall automatically be cancelled, all liens and pledges securing the Borrower’s obligations under the Credit Facility shall be released, and neither party shall have any further obligations under the Note or the Loan Agreement.  In addition, each of the Board Representation Agreement and Consulting Agreement shall terminate and be of no further effect.  Lender agrees to cooperate with Borrower to provide a payoff letter and other documentation reasonably requested by Borrower reflecting the payment in full of the Payoff Amount, the termination release and discharge of the liens on the Borrower’s assets, termination letters for any deposit account control agreement(s) for Borrower’s bank accounts, and any further instruments or documents which are reasonably required to consummate the foregoing actions in accordance with the terms of this Section 5.

Section 6.  Vesting of Warrants.  In partial consideration for the Lender’s agreement to enter into this Amendment, the Borrower agrees that the Pro Rata Warrant shall be fully exercisable on and after the date hereof with respect to all 1,750,000 underlying shares, notwithstanding the pro rata formula set forth in Section 2 thereof.

Section 7.  Option to Repurchase Warrants.

(a)	WWSAF hereby agrees that, for a period of five (5) business days commencing on the 11th (eleventh) business day following the consummation of the Tender Offer, PDN shall have the right, but not the obligation, to repurchase the Fixed $0.25 Warrant and the Pro Rata Warrant, in whole but not in part, for an amount (the “Repurchase Price”) equal to: (i) the number of underlying shares then exercisable with respect to each warrant (the “Available Shares”) multiplied by the greater of the Tender Price or $1.20 (the “Gross Per Share Price”); minus (ii) the aggregate exercise price for the Available Shares. Notwithstanding the foregoing, if the Borrower delivers the Payoff Amount pursuant to Section 5 above within fifteen (15) days of the date of this Amendment, for purposes of calculating the Repurchase Price the Gross Per Share Price shall be reduced by eighteen and one-third percent (18 1/3%) (rounded to the nearest whole penny ($0.01), provided that in no event shall the net per share Repurchase Price be less than $0.73. For the sake of clarity, PDN shall not have the right to repurchase the Fixed $2.50 Warrant. PDN may exercise its repurchase right by giving WWSAF not less than two (2) business days’ prior written notice. At the closing of the repurchase, WWSAF shall deliver the Fixed $0.25 Warrant and the Pro Rata Warrant, together with an instrument of transfer in form and substance reasonably acceptable to PDN, against delivery by PDN of the Repurchase Price in immediately available funds. At the time of such repurchase, WWSAF shall make reasonable and customary representations and warranties to PDN regarding its authority to consumate the transaction, its ownership of the Fixed $0.25 Warrant and the Pro Rata Warrant, and the absence of any liens or encumbrances on the Fixed $0.25 Warrant and the Pro Rata Warrant, but shall not be required to make any other representations or warranties.

(b)	The Borrower acknowledges and agrees that prior to the repurchase of the Fixed $0.25 Warrant and the Pro Rata Warrant, WWSAF shall continue to have all rights thereunder including, without limitation, the right to exercise such Warrants and to tender the underlying shares in the Tender Offer.

Section 8.  Costs and Fees.  Upon execution of this Amendment, the Borrower shall pay a financing fee of Fifteen Thousand Dollars ($15,000.00) for the cost of all expenses or fees paid or incurred by the Lender in connection with this Amendment.  All such fees shall be charged as a draw under the Note through the date hereof.

Section 9.  Representations and Warranties.  The Borrower represents and warrants to the Lender:

(a)	that all representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)	that the Borrower is fully aware of the terms set forth in this Amendment and has voluntarily, and without coercion or duress of any kind, entered into this Amendment intending to be legally bound by its terms;

(c)	that in executing this Amendment the Borrower is relying solely upon the Borrower’s own judgment, belief and knowledge, and the advice or recommendations of the Borrower’s own independently chosen counsel, taking into consideration the nature, extent and duration of the Borrower’s rights and claims hereunder; and

(d)	that in executing this Amendment the Borrower has not relied to any extent whatsoever on any representations, warranties or covenant made by the Lender or any persons representing the Lender, other than those expressly set forth herein.

Section 10.  Release.  In consideration of the Lender’s agreement to modify the Credit Facility in the manner set forth herein, the Borrower, for the Borrower and the Borrower’s subsidiaries, affiliates, agents, employees, representatives, directors, officers, members, managers, successors and assigns (the “Releasing Parties”), does hereby remise, release and forever discharge the Lender and its subsidiaries, affiliates, agents, employees, representatives, directors, officers, members, managers, successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including without limitation any of the foregoing arising out of or relating to this Amendment, the Loan Agreement, the Note or any of the other Loan Documents that the Releasing Parties, or any of them, have or may have against the Released Parties, whether or not known to them, from the beginning of the world to the date of this Amendment (the “Claims”). The Releasing Parties further covenant that they will not sue any of the foregoing Released Parties for any cause of action relating to the Claims.

Section 11.  No Waiver.  Neither the failure of the Lender to exercise, nor the delay of the Lender in exercising, any right, power or privilege under this Amendment shall operate as a waiver thereof, nor of any other right, power or privilege.

Section 12.  Notices.  Any notice to the Borrower or the Lender hereunder shall be effective when delivered in accordance with the notice provisions set forth in the Loan Agreement.

Section 13.  Construction; Governing Law.  Wherever the context shall so require, the singular and plural shall mean each other and the masculine, feminine and neutral genders shall mean each other.  This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to such jurisdiction’s principles of conflict of laws.  Each party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Amendment, any Loan Document or any other dealings between the parties or their respective agents, employees, representatives, directors, officers, members, managers, successors and assigns must be brought solely and exclusively in the United States District Court for the District of Massachusetts or in the state courts of the Commonwealth of Massachusetts, and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by any other party.

Section 14.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.  No Other Amendments  Other than as set forth herein, nothing in this Amendment will be deemed or construed to amend, supplement or modify the Loan Agreement, Board Representation Agreement, Consulting Agreement, Warrants or other Loan Documents, all of which remain in full force and effect.  Except as expressly set forth herein, this Amendment shall not constitute a waiver of any Event of Default or a waiver or modification of any of WWSAF’s rights and remedies under the Loan Agreement, ad WWSAF hereby reserves all of its rights and remedies pursuant to the Loan Agreement and applicable law.

Section 16.  Neutral Construction; No Coercion or Duress.  This Amendment is the product of arm’s-length negotiations between the parties, and each of the parties has had the opportunity to obtain, and has obtained, the advice of counsel with respect to the matters set forth herein. Each of the parties agrees that no party will claim that any ambiguity in this Amendment shall be construed against the other party or against the drafter of this Amendment.  Each party hereby represents and warrants to the others that such party is fully aware of the terms set forth in this Amendment and has voluntarily, and without coercion or duress of any kind, entered into this Amendment intending to be legally bound by its terms.  The Borrower represents and declares that in executing this Amendment, it is relying solely upon its own judgment, belief and knowledge, and the advice or recommendations of its own independently chosen counsel considering the nature, extent, duration of their rights and claims hereunder and that it has not been influenced to any extent whatsoever in executing this Amendment by any representations, statements or omissions pertaining to any of the foregoing matters by WWSAF or any persons representing WWSAF.

THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AMENDMENT IS A PART IS A COMMERCIAL TRANSACTION, AND THE LENDER RESERVES ALL RIGHTS TO PREJUDGMENT REMEDIES TO WHICH IT MAY BE ENTITLED.  FURTHER, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.  THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF TRIAL BY JURY, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Master Credit Facility under seal as of the date first written above.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ Chris Wesser	Witness:	/s/ Kerry Wesser
Name:	Chris Wesser	Name:	Kerry Wesser
Title:	Secretary

NAPW, INC.

By:	/s/ Chris Wesser	Witness:	/s/ Kerry Wesser
Name:	Chris Wesser	Name:	Kerry Wesser1
Title:	Secretary

NOBLE VOICE LLC

By:	/s/ Chris Wesser	Witness:	/s/ Kerry Wesser
Name:	Chris Wesser	Name:	Kerry Wesser
Title:	Secretary

COMPLIANT LEAD LLC

By:	/s/ Chris Wesser	Witness:	/s/ Kerry Wesser
Name:	Chris Wesser	Name:	Kerry Wesser
Title:	Secretary

WHITE WINSTON SELECT ASSET FUNDS, LLC

By:	/s/ Todd M. Enright	Witness:	/s/ Benjamin Hron
	Todd M. Enright, Manager	Name:	Benjamin Hron